AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2002

REGISTRATION NO. 333-37102

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-3939651 (I.R.S. Employer Identification Number)

2001 EDMUND HALLEY DRIVE
RESTON, VIRGINIA 20191
(703) 433-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LEONARD J. KENNEDY, ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
NEXTEL COMMUNICATIONS, INC.
2001 EDMUND HALLEY DRIVE
RESTON, VIRGINIA 20191
(703) 433-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

LISA A. STATER, ESQ.
JONES, DAY, REAVIS & POGUE
3500 SUNTRUST PLAZA
303 PEACHTREE STREET
ATLANTA, GEORGIA 30308-3242
(404) 521-3939

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     Deregistration of 5 1/4% Convertible Senior Notes due 2010 and Common Stock

     Nextel Communications, Inc. hereby amends its registration statement on Form S-3 (Registration No. 333-37102), filed with the Securities and Exchange Commission on May 16, 2000 and as amended by Amendment No. 1, filed with the Commission on June 16, 2000, by deregistering the following:

–	$30,887,000 in principal amount of its 5 1/4% convertible senior notes due 2010; and

–	19,448,388 shares of its common stock into which the notes could be converted.

     These notes and shares consist of all the registered notes and shares that were not transferred pursuant to such registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, in the Commonwealth of Virginia, on July 16, 2002.

NEXTEL COMMUNICATIONS, INC

By: /s/ LEONARD J. KENNEDY Leonard J. Kennedy Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

* William E. Conway, Jr.	Chairman of the Board and Director

/s/ TIMOTHY M. DONAHUE Timothy M. Donahue	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2002

/s/ PAUL N. SALEH Paul N. Saleh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 16, 2002

* William G. Arendt	Vice President and Controller (Principal Accounting Officer)

* Morgan E. O’Brien	Vice Chairman of the Board and Directors

* Keith J. Bane	Director

* J. Timothy Bryan	Director

* Frank M. Drendel	Director

Craig O. McCaw	Director

* Dennis M. Weibling	Director

* V. Janet Hill	Director

William E. Kennard	Director

/s/ TIMOTHY M. DONAHUE Timothy M. Donahue	*Attorney-in-fact	July 16, 2002